PROSPECTUS SUPPLEMENT                                Registration No. 333-16591
                                                         Filed Pursuant to Rule
                                                      424(b)(3) and Rule 424(c)





                           LOGIC DEVICES INCORPORATED

                 Supplement To Prospectus dated January 8, 1997
         as supplemented by the Prospectus Supplement dated June 8, 1999

                             Shares of Common Stock

                              SELLING SHAREHOLDERS


         On December 21, 1999, BRT Partnership distributed 75,000 shares owned by it to its sole partners, the 25 separate and individual trusts commonly and collectively known as the Bea Ritch Trusts. Thereafter on such date, the Bea Ritch Trusts gave gifts of the entire amount of such shares to Kanter Family Foundation.

         From January 11, 2000 through February 4, 2000, Kanter Family Foundation sold an aggregate of 17,000 shares in open market transactions through a registered broker-dealer. Following these sales, 108,000 shares owned by Kanter Family Foundation are covered by this prospectus.

           The date of this Prospectus Supplement is February 4, 2000.